UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 24, 2010

 Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Waterside Drive, Suite 200, Norfolk, Virginia 23510
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 24, 2010, Hampton Roads Bankshares, Inc. (the “Company”) issued a press release announcing the that the lead investors in the Company’s planned $255 million private placement of common stock (the “Private Placement”) have received all required regulatory approvals necessary to participate in the Private Placement.  A copy of the Company’s press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Ex. 99.1	Press Release, dated September 24, 2010.

Additional Information

The Private Placement discussed above and in the attached exhibit involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933.  Neither the attached press release, nor this Current Report on Form 8-K constitutes an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Caution about Forward-Looking Statements

Certain information contained in the attached discussion may include “forward-looking statements.”  These forward-looking statements relate to the Company’s plans for raising capital, including the transactions described in the attached press release.  There can be no assurance that the Company will be able to close on the transactions with investors and obtain required capital, or that other actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to, our ability to complete the transactions announced today and other aspects of our recapitalization and recovery plans including regulator, shareholder and other third-party action and consents, including the successful participation of holders of our Series A and B preferred stock in exchange offers and the United States Department of the Treasury in an exchange offer.  Additional factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of our written agreement entered into with the Federal Reserve Bank of Richmond and the Virginia Bureau of Financial Institutions; and (8) changes in accounting standards and interpretations.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2010, as amended, and June 30, 2010, and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: September 24, 2010	By:	/s/ John A.B. Davies, Jr.
John A.B. Davies, Jr.
President and Chief Executive Officer

Exhibit Index

Ex. 99.1	Press Release, dated September 24, 2010.